                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No. ____)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]     Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]     Definitive Proxy Statement

[ ]     Definitive Additional Materials

[ ]     Soliciting Material Pursuant to Section 240.14a-11(c) or Section
        240.14a-12

                           WEBEX COMMUNICATIONS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.

[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        1)      Title of each class of securities to which transaction applies:

                ----------------------------------------------------------------

        2)      Aggregate number of securities to which transaction applies:

                ----------------------------------------------------------------

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                ----------------------------------------------------------------

        4)      Proposed maximum aggregate value of transaction:

                ----------------------------------------------------------------

        5)      Total fee paid:

                ----------------------------------------------------------------

[ ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)      Amount Previously Paid:

                ----------------------------------------------------------------


        2)      Form, Schedule or Registration Statement No.:

                ----------------------------------------------------------------


        3)      Filing Party:

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        4)      Date Filed:

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

                                  [WEBEX LOGO]

                           WEBEX COMMUNICATIONS, INC.
                             307 WEST TASMAN DRIVE
                           SAN JOSE, CALIFORNIA 95134
                                 (408) 435-7000

                                                                  April 17, 2001

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of WebEx Communications, Inc. that will be held on May 15, 2001, at 6:00 P.M., at the Company's principal executive offices at 307 West Tasman Drive, San Jose, California.

     The formal notice of the Annual Meeting and the Proxy Statement have been made a part of this invitation.

     After reading the Proxy Statement, please mark, date, sign and return, at an early date, the enclosed proxy in the enclosed prepaid envelope, to ensure that your shares will be represented. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN, DATE AND RETURN THE ENCLOSED PROXY OR ATTEND THE ANNUAL MEETING IN PERSON.

     The Proxy Statement and the related proxy form, as well as a copy of the Company's 2000 Annual Report to Stockholders, are being mailed to stockholders entitled to vote at the meeting on or about April 17, 2001.

     The Board of Directors and management look forward to seeing you at the meeting.

                                          Sincerely yours,

                                          /s/ Subrah S. Iyar
                                          Subrah S. Iyar
                                          Chief Executive Officer

                           WEBEX COMMUNICATIONS, INC.
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 15, 2001
                            ------------------------

To the Stockholders of WebEx Communications, Inc.:

     The Annual Meeting of Stockholders of WebEx Communications, Inc., a Delaware corporation (the "Company"), will be held at the Company's offices at 307 West Tasman Drive, San Jose, California, on Tuesday, May 15, 2001, at 6:00 P.M., Pacific Daylight Time, for the following purposes:

     1. To elect two directors to serve until the 2004 Annual Meeting of Stockholders and thereafter until their successors are elected and qualified;

     2. To ratify the appointment of KPMG LLP as the Company's independent auditors for the fiscal year ending December 31, 2001; and

     3. To transact such other business as may properly come before the Annual Meeting and any adjournment of the Annual Meeting.

     Stockholders of record as of the close of business on March 23, 2001 are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be available at the Secretary's office, 307 West Tasman Drive, San Jose, California, for ten days before the meeting.

     IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THIS MEETING. EVEN IF YOU PLAN TO ATTEND THE MEETING, WE HOPE THAT YOU WILL PROMPTLY MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY. THIS WILL NOT LIMIT YOUR RIGHT TO ATTEND OR VOTE AT THE MEETING.

                                          By Order of the Board of Directors

                                          /s/ David Farrington
                                          David Farrington
                                          Secretary

April 17, 2001

                           WEBEX COMMUNICATIONS, INC.
                             307 WEST TASMAN DRIVE
                           SAN JOSE, CALIFORNIA 95134
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

GENERAL

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of WebEx Communications, Inc., a Delaware corporation (the "Company" or "WebEx"), of proxies in the accompanying form to be used at the Annual Meeting of Stockholders of the Company to be held at the Company's offices at 307 West Tasman Drive, San Jose, California, on Tuesday, May 15, 2001, at 6:00 P.M., Pacific Daylight Time, and any postponement or adjournment thereof (the "Annual Meeting").

     This Proxy Statement, the accompanying form of proxy and the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 are being mailed to stockholders entitled to vote at the meeting on or about April 17, 2001.

REVOCABILITY OF PROXIES

     A stockholder who has given a proxy may revoke it at any time before it is exercised by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date or by voting in person at the Annual Meeting.

RECORD DATE; VOTING SECURITIES

     Stockholders of record at the close of business on March 23, 2001 (the "Record Date"), are entitled to vote at the Annual Meeting. As of the close of business on that date, the Company had 37,021,657 shares of common stock, $0.001 par value (the "Common Stock"), outstanding.

VOTING AND SOLICITATION

     Each holder of Common Stock is entitled to one vote for each share held as of the Record Date. The presence in person or by proxy of the holders of a majority of the Company's outstanding shares constitutes a quorum for the transaction of business at the Annual Meeting. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections, with the assistance of the Company's transfer agent. The Inspector of Elections will also determine whether or not a quorum is present at the Annual Meeting.

     Directors are elected by a plurality vote. The two nominees for director who receive the most votes cast in their favor will be elected to serve as a director. In order to be adopted, the proposal to ratify the Company's appointment of the designated independent auditors will require the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. Abstentions with respect to any proposal are treated as shares present or represented and entitled to vote on that proposal and thus have the same effect as negative votes. If a broker which is the record holder of shares indicates on a proxy that it does not have discretionary authority to vote on a particular proposal as to such shares, or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to a particular proposal, these non-voted shares will be counted for quorum purposes but are not deemed to be present or represented for purposes of determining whether stockholder approval of that proposal has been obtained.

     The shares represented by the proxies received in response to this solicitation and not properly revoked will be voted at the Annual Meeting in accordance with the instructions therein.

     On the matters coming before the Annual Meeting for which a choice has been specified by a stockholder by means of the ballot on the proxy, the shares will be voted accordingly. If no choice is specified, the shares will be voted "FOR" the election of the two nominees for director listed in this Proxy Statement and "FOR" ratification of KPMG LLP as the independent auditors of the Company for the fiscal year ending December 31, 2001 as described in this Proxy Statement.

     The expense of printing, mailing proxy materials and solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of the Common Stock. The Company may conduct further solicitation personally, telephonically or by facsimile through its officers, directors and employees, none of whom will receive additional compensation for assisting with the solicitation.

                                   IMPORTANT

PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED POSTAGE-PREPAID RETURN ENVELOPE SO THAT, WHETHER YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING OR NOT, YOUR SHARES CAN BE VOTED. THIS WILL NOT LIMIT YOUR RIGHTS TO ATTEND OR VOTE AT THE ANNUAL MEETING.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

NUMBER OF DIRECTORS AND TERMS

     The Board of Directors consists of seven (7) authorized members. The Company's Certificate of Incorporation and Bylaws provide that the Board of Directors shall be divided into three classes. The first class currently consists of two directors, the second class currently consists of two directors and the third class currently consists of three directors. The term of office for the first class expires at the annual meeting to be held May 15, 2001, the term of office for the second class expires at the annual meeting of stockholders to be held in 2002 and the term of office for the third class expires at the annual meeting of stockholders to be held in 2003. The term of each of these three classes will then expire at the third annual meeting following the date of expiration described in the previous sentence. A director elected to fill a vacancy (including a vacancy created by an increase in the Board of Directors) will serve for the remainder of the term of the class of directors in which the vacancy occurred and until his or her successor is elected and qualified.

     There are two directors in the class whose term of office expires in 2001. The nominees for director are Somshankar Das and David Ure. One of the nominees for election is currently a member of the Board of Directors who was previously elected by the stockholders. The other nominee was appointed by the Board of Directors in January 2001. If elected at the Annual Meeting, both of the nominees would serve until the 2004 annual meeting and until his successor is elected and has qualified, or until his earlier death, resignation or removal. If any nominee is unable or declines to serve as director at the time of the Annual Meeting, an event not now anticipated, proxies will be voted for any nominee designated by the Board of Directors to fill the vacancy.

     Set forth below is biographical information for each person nominated and each director whose term of office will continue after the Annual Meeting.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2004 ANNUAL MEETING

     Somshankar Das, age 50, has served as a director of WebEx since December 1999. Mr. Das has served as Chief Executive Officer of e4e, Inc., an investment Company, since May 2000. From June 1997 until May 2000, Mr. Das served as a partner with Walden International Investment Group, an investment firm. Prior to joining Walden International Investment Group, Mr. Das served as Director for Worldwide Business Development at VLSI Technology, Inc., a semiconductor company, from July 1985 to May 1997. Mr. Das holds an M.S. in Physics and Mathematics and an M.B.A. from Stanford University.

     David Ure, age 53, has served as a director of WebEx since January 2001. Since 1968, Mr. Ure has held several positions at Reuters Group PLC, a news company, and since July 2000, has served as Strategic Advisor to the board of directors of Reuters. Mr. Ure also serves on the board of directors of TIBCO Software, Inc. Mr. Ure was educated at Glasgow Academy, and Merton College Oxford.

REQUIRED VOTE

     The two (2) nominees receiving the highest number of affirmative votes of the shares of the Company's Common Stock present at the Annual Meeting in person or by proxy and entitled to vote shall be elected as directors. Unless marked to the contrary, proxies received will be voted "FOR" management's nominees.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ELECTION AS DIRECTOR OF THE NOMINEES SET FORTH ABOVE.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2002 ANNUAL MEETING

     Jan Baan, age 55, has served as a director of WebEx since January 2000. Since December 1999, Mr. Baan has served as the Chairman and Chief Executive Officer of the Vanenburg Capital Management I B.V., a private limited liability company, whose main activities include providing venture capital funding for technology companies worldwide. Prior to joining the Vanenburg Capital Management I B.V., Mr. Baan founded Baan Company N.V., a publicly held enterprise applications software company, in 1978.

     Scott Sandell, age 36, has served as a director of WebEx since December 1999. Mr. Sandell has been a partner at New Enterprise Associates, an investment firm, since 1999 and originally joined New Enterprise Associates in 1996. Prior to this, Mr. Sandell served as a product manager for Windows at Microsoft Corporation. Mr. Sandell holds a B.A. in Engineering Sciences from Dartmouth College and an M.B.A. from Stanford University. Mr. Sandell currently serves on the board of directors of Mission Critical Software Inc., a publicly traded company, as well as several private companies.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2003 ANNUAL MEETING

     Subrah S. Iyar, age 43, is a co-founder of WebEx and has served as its Chairman and Chief Executive Officer since January 1997. Prior to founding WebEx, Mr. Iyar served as the Vice President and General Manager of the Northern California Internet Business division of Quarterdeck Corporation, a software company, from October 1995 until November 1996. From February 1983 to 1995, Mr. Iyar held several senior positions in Business Development, Marketing and Sales management at Apple Computer, Inc., a computer hardware company, and Intel Corporation, a semiconductor company. Mr. Iyar holds a B.S. in Electrical Engineering from the Indian Institute of Technology and an M.S. in Computer Engineering from the University of Southwestern Louisiana.

     Min Zhu, age 51, is a co-founder of WebEx and has served as its President and Chief Technical Officer since February 1997. Prior to founding WebEx, Mr. Zhu co-founded Future Labs, a real-time collaboration software company, in 1991, which was subsequently sold to Quarterdeck in 1996. Mr. Zhu holds an M.S. in Engineering Economics Systems from Stanford University.

     Vivek Ranadive, age 43, has served as a director of WebEx since June 2000. Mr. Ranadive has been the President, Chief Executive Office and Chairman of the Board of TIBCO Software, Inc., a software company, since its inception in January 1997. From 1985 to 1997, Mr. Ranadive served as the Chairman and CEO of Teknekron Software Systems, Inc., a software company. Mr. Ranadive holds a B.S. in Electrical Engineering and Computer Science and an M.S. in Engineering from the Massachusetts Institute of Technology and an M.B.A. from Harvard University.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors held six meetings during 2000. All directors attended at least 75% of the aggregate number of meetings of the Board of Directors and of the committees on which such directors serve except (i) Min Zhu who attended 66% of the meetings and (ii) Jan Baan who attended 33% of the meetings.

     The Board of Directors has appointed a Compensation Committee, an Audit Committee and a Non-Executive Compensation Committee. It does not have a nominating committee or a committee performing the functions of a nominating committee.

     The members of the Compensation Committee are Messrs. Das and Sandell. The Compensation Committee held nine meetings during 2000. The Compensation Committee's functions, in conjunction with the Board of Directors, are to assist in the implementation of, and provide recommendations with respect to, general and specific compensation policies and practices of the Company for directors, officers and other employees, administers the various incentive compensation and benefit plans (including the Company's stock purchase and stock option plans) and recommends policies relating to such plans.

     During 2000, the Board of Directors created an Audit Committee and adopted an Audit Committee Charter, a copy of which is included herein as Appendix A. The members of the Audit Committee are three non-employee directors, Messrs. Das, Sandell and Ure, each of whom has been determined to be independent as defined by the Nasdaq Marketplace Rules. The Audit Committee held one meeting during 2000. The Audit Committee's functions are to review the scope of the annual audit, monitor the independent auditor's relationship with the Company, advise and assist the Board of Directors in evaluating the independent auditor's examination, supervise the Company's financial and accounting organization and financial reporting, and nominate, for approval of the Board of Directors, a firm of certified public accountants whose duty it is to audit the financial records of the Company for the fiscal year for which it is appointed.

     The Company's Non-Executive Compensation Committee is responsible for decisions regarding salaries and incentive compensation of all of the Company's non-executive employees and consultants. Mr. Iyar is the current member of the Non-Executive Officer Committee.

COMPENSATION OF DIRECTORS

     Directors who are employees of the Company do not receive any fees for service on the Board of Directors. We reimburse each of member of the Board of Directors who is not an employee of the Company for out-of-pocket expenses incurred in connection with attending board meetings. Pursuant to the Company's 2000 Stock Incentive Plan (the "2000 Incentive Plan"), nonemployee directors of the Company are automatically granted options to purchase shares of the Company's Common Stock. Under the 2000 Incentive Plan, each nonemployee director will be granted an option to purchase 60,000 shares of Common Stock on the date on which he or she first becomes a nonemployee director (the "First Option"). Thereafter, the first business day following the conclusion of each regular annual meeting of the Company's Stockholders, each nonemployee director shall be automatically granted an additional option to purchase 25,000 shares of Common Stock (a "Subsequent Option") if, on such date, he or she will continue to serve on the Company's Board of Directors. The First Option and each Subsequent Option shall become exercisable in installments as to twenty-five percent (25%) of the total number of shares subject to the First Option or the Subsequent Option on each anniversary of the date of such option grant. Options granted under the 2000 Incentive Plan have an exercise price equal to the fair market value of the Company's Common Stock on the date of grant, a term of ten (10) years and, if held for more than six months, shall become fully exercisable in the event of a change in control of the Company. In March 2000, the Company granted nonstatutory stock options to purchase 50,000 shares of Common Stock to Jan Baan and Somshankar Das, 60,000 shares to Scott Sandell and 10,000 shares to Vivek Ranadive at an exercise price of $1.50 per share. In April 2000, the Company granted nonstatutory stock options to Vivek Ranadive to purchase 50,000 shares of Common Stock at an exercise price of $10.00 per share.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company relies on two companies in China, which are majority owned by the spouse of Mr. Zhu, the Company's President and Chief Technical Officer and a member of the Board of Directors, to provide contract engineers to conduct quality assurance testing and software development activities. The Company paid approximately $2,602,000 for these services in 2000.

     During 2000, TIBCO Software, Inc. paid the Company $125,088 for the Company's services. Vivek Ranadive, a member of the Company's Board of Directors, is the President, Chief Executive Officer and Chairman of the Board of TIBCO Software and David Ure, a member of the Company's Board of Directors, is a member of TIBCO's board of directors. In February 2000, the Company entered into a software license and maintenance agreement with TIBCO pursuant to which the Company paid $2,500,000 to TIBCO.

     In April 2000, the Company loaned $3.6 million to Mr. Iyar, the Company's Chief Executive Officer and Chairman of the Board of Directors. The loan is for a two-year term and bears interest at a rate of 6.5% per annum. The loan is secured by Mr. Iyar's residence and 1,000,000 shares of the Company's Common Stock. The loan was originally secured by 3,000,000 shares of the Company's Common Stock. The Board of Directors reduced this amount in October 2000.

           COMPENSATION COMMITTEE INTERLOCKS AN INSIDER PARTICIPATION

     No member of the Compensation Committee serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of March 1, 2001 as to shares of the Common Stock beneficially owned by: (i) each person who is known by the Company to own beneficially more than 5% of the Common Stock, (ii) each of the Company's directors, (iii) each of the Company's executive officers named under "Executive Compensation -- Summary Compensation Table," and (iv) all directors and executive officers of the Company as a group. Ownership information is based upon information furnished by the respective individuals or entities, as the case may be. Applicable percentage ownership is based on 36,872,493 shares of Common Stock outstanding as of March 1, 2001.

                                                                 SHARES        PERCENTAGE
                                                              BENEFICIALLY    BENEFICIALLY
                                                                OWNED(1)        OWNED(1)
                                                              ------------    ------------
5% STOCKHOLDERS:
  Vanenburg Capital Management I B.V.(2)....................    6,899,533         18.7%
  The TCW Group, Inc.(3)....................................    2,598,858          7.0
  Entities affiliated with New Enterprise Associates(4).....    2,130,842          5.8
EXECUTIVE OFFICERS AND DIRECTORS:
  Subrah S. Iyar(5).........................................    5,150,000         13.9
  Min Zhu(6)................................................    5,092,858         13.8
  Craig Klosterman(7).......................................      625,850          1.7
  Glenn Reinus(8)...........................................      280,700            *
  Jan Baan(2)(9)............................................    6,949,533         18.8
  Somshankar Das(10)........................................       51,500            *
  Vivek Ranadive(11)........................................       62,000            *
  Scott Sandell(3)(12)......................................    2,242,889          6.1
  David Ure.................................................           --           --
  All directors and executive officers as a group (9
     persons)(13)...........................................   20,455,340         54.4%

---------------
  *  Less than 1%.

 (1) To the Company's knowledge, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the notes to this table. Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of March 1, 2001 are deemed outstanding. These shares, however, are not deemed outstanding for the purposes of computing ownership of any other person.

 (2) Principal address is Postbus 231, 3880 AE Putten The Netherlands. Mr. Baan disclaims beneficial ownership of these shares, except the extent of his pecuniary interest in Vanenburg Capital Management I B.V.

 (3) Principal address is 865 South Figueroa Street, Los Angles, California 90017. Stock ownership based on a Schedule 13G filed by The TCW Group, Inc. on February 14, 2001.

 (4) Principal address is 2490 Sand Hill Road, Menlo Park, California 94025. Includes 2,130,669 shares of Common Stock held by New Enterprise Associates VIII Limited Partnership and 173 shares of Common Stock held by NEA General Partners, L.P. Mr. Sandell disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in entities affiliated with New Enterprise Associates.

 (5) Includes 150,000 shares of Common Stock issuable under immediately exercisable options and subject to the Company's right of repurchase. Includes 566,500 shares held in trust for Mr. Iyar's family.

 (6) Includes 150,000 shares of Common Stock issuable under immediately exercisable options and subject to the Company's right of repurchase.

 (7) Includes 300,000 shares of Common Stock subject to the Company's right of repurchase.

 (8) Includes 228,594 shares of Common Stock issuable under immediately exercisable options of which 131,945 shares are subject to the Company's right of repurchase.

 (9) Includes 50,000 shares of Common Stock issuable under immediately exercisable options of which 27,084 shares are subject to the Company's right of repurchase.

(10) Includes 50,000 shares of Common Stock issuable under immediately exercisable options of which 27,084 shares are subject to the Company's right of repurchase.

(11) Includes 60,000 shares of Common Stock issuable under immediately exercisable options of which 34,584 shares are subject to the Company's right of repurchase.

(12) Includes 43,000 shares of Common Stock issuable under immediately exercisable options of which 25,084 shares are subject to the Company's right of repurchase. Also includes 32,501 shares subject to the Company's right of repurchase.

(13) Includes 332,501 shares of Common Stock subject to the Company's right of repurchase and 731,594 shares issuable under immediately exercisable options of which 545,781 shares are subject to the Company's right of repurchase.

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

     The following table summarizes all compensation paid to the Company's Chief Executive Officer and each of the Company's other three most highly compensated executive officers whose total salary and bonus exceeded $100,000, for services rendered in all capacities to the Company for the fiscal years ended December 31, 2000 and 1999. These individuals are referred to as the named executive officers. Other than the salary and bonus described below, the Company did not pay any named executive officer in the Summary Compensation Table any fringe benefits, perquisites or other compensation in excess of 10% of that executive officer's salary and bonus during each of 2000 and 1999.

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG TERM
                                                                                      COMPENSATION
                                                                                      ------------
                                                             ANNUAL COMPENSATION       SECURITIES
                                                            ----------------------     UNDERLYING
           NAME AND PRINCIPAL POSITION              YEAR    SALARY($)     BONUS($)      OPTIONS
           ---------------------------              ----    ----------    --------    ------------
Subrah S. Iyar....................................  2000     180,000           --       150,000
  Chief Executive Officer                           1999     180,000           --            --
Min Zhu...........................................  2000     180,000           --       150,000
  President and Chief Technical Officer             1999     127,500           --            --
Craig Klosterman(1)...............................  2000     157,500           --       400,000
  Chief Financial Officer
Glenn Reinus......................................  2000     144,000       95,635            --
  Vice President, World Wide Sales                  1999     144,000       85,750            --

---------------
(1) Mr. Klosterman joined the Company in February 2000.

     The following tables set forth information regarding stock options granted to and exercised by the individuals named in the Summary Compensation Table above during fiscal 2000. All options listed below were granted under the Company's 1998 Stock Plan. The percent of total options granted is based on a total of 6,362,100 options granted to employees and consultants during 2000. Options granted to Mr. Klosterman were granted at the fair market value as determined by the Company's Board of Directors on the date of grant and options granted to Messrs. Iyar and Zhu were granted at 110% of the fair market value as determined by the Company's Board of Directors on the date of grant.

                             OPTION GRANTS IN 2000

                                              INDIVIDUAL GRANTS
                            -----------------------------------------------------   POTENTIAL REALIZABLE VALUE
                              NUMBER OF         % OF                                AT ASSUMED ANNUAL RATES OF
                             SECURITIES     TOTAL OPTIONS                            STOCK PRICE APPRECIATION
                             UNDERLYING      GRANTED TO     EXERCISE                    FOR OPTION TERM(3)
                               OPTIONS      EMPLOYEES IN     PRICE     EXPIRATION   ---------------------------
           NAME             GRANTED(#)(1)    FISCAL YEAR     ($/SH)     DATE(2)        5%($)          10%($)
           ----             -------------   -------------   --------   ----------   ------------   ------------
Subrah S. Iyar............     150,000           2.3%        $11.00     4/11/05     $ 2,346,357    $ 3,392,909
Min Zhu...................     150,000           2.3          11.00     4/11/05       2,346,357      3,392,909
Craig Klosterman..........     400,000           6.3           1.50      3/7/10      13,001,270     21,057,750
Glenn Reinus..............          --            --             --          --              --             --

---------------
(1) Options granted in 2000 were granted under the Company's 1998 Stock Plan. The options were granted by the Board and generally vest 25% on the first anniversary of the date of grant, with the remaining shares vesting monthly over three years.

(2) The options granted to Messrs. Iyar and Zhu have a term of 5 years and the options granted to Mr. Klosterman have a term of 10 years, subject to earlier termination in certain events related to termination of employment.

(3) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of five percent (5%) and ten percent (10%) compounded annually from the date the respective options were granted to their expiration date and are not presented to forecast possible future appreciation, if any, in the price of our Common Stock. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the options or the sale of the underlying shares of Common Stock. The actual gains, if any, on the stock option exercises will depend on the future performance of our Common Stock, the optionee's continued employment through applicable vesting periods and the date on which the options are exercised.

     The following tables set forth information regarding stock option exercises by the individuals named in the Summary Compensation Table above during fiscal 2000 and options outstanding at the end of fiscal 2000.

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                        AND 2000 YEAR END OPTION VALUES

                                                              NUMBER OF SECURITIES
                                                             UNDERLYING UNEXERCISED          VALUE OF UNEXERCISED
                                                                   OPTIONS AT              IN-THE-MONEY OPTIONS AT
                       SHARES ACQUIRED                        DECEMBER 31, 2000(#)         DECEMBER 31, 2000($)(4)
                             ON              VALUE        ----------------------------   ----------------------------
        NAME           EXERCISE(#)(1)    REALIZED($)(2)   EXERCISABLE/UNEXERCISABLE(3)   EXERCISABLE/UNEXERCISABLE(3)
        ----           ---------------   --------------   ----------------------------   ----------------------------
Subrah S. Iyar.......          --             $--                 150,000/--                     $1,481,250/--
Min Zhu..............          --             $--                 150,000/--                     1,481,250/--
Craig Klosterman.....     400,000             $ 0                      --/--                            --/--
Glenn Reinus.........          --             $--                 380,000/--                     7,837,500/--

---------------
(1) Shares exercised are subject to the Company's right of repurchase if the employee is terminated, which right lapses over time.

(2) Calculated based on the fair market value of the underlying securities at the exercise date minus the exercise price, multiplied by the number of shares underlying the option.

(3) Shares exercisable are subject to the Company's right of repurchase if the optionee is terminated, which right lapses over time.

(4) Calculated based on the fair market value of the underlying securities at December 29, 2000 ($20.875 per share) minus the exercise price, multiplied by the number of shares underlying the option.

EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL ARRANGEMENTS

     We currently do not have formal written employment agreements with any of our named executive officers. However, Subrah Iyar, the Company's Chief Executive Officer and Chairman of the Board of Directors, and Min Zhu, the Company's President, Chief Technical Officer and member of the Board of Directors, were employed under the terms of two-year employment agreements which expired in August 2000. Under the terms of those agreements, Messrs. Iyar and Zhu were each entitled to an initial salary of $180,000 and bonuses tied to criteria established by the Board of Directors. Although those agreements have expired, there have been no material changes in the employment relationships between the Company and Mr. Iyar or Mr. Zhu.

     Pursuant to the terms of their option agreements, the vesting of up to 75% of the options held by Mr. Klosterman, and up to 100% of the options held by Mr. Reinus, may be accelerated upon, among other things, a change in control of the Company.

                      REPORT OF THE COMPENSATION COMMITTEE
              OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     The compensation committee of the Company's Board of Directors (the "Compensation Committee") consists of two non-employee directors, Somshankar Das and Scott Sandell, neither of whom have interlocking relationships as defined by the Securities and Exchange Commission. The Compensation Committee is responsible for setting and administering the policies governing annual compensation of executive officers, considers their performance and makes recommendations regarding their cash compensa-tion and stock options to the full Board of Directors. The Compensation Committee was recently established in connection with the Company's initial public offering and therefore the Compensation Committee has a limited history. The Compensation Committee expects, pursuant to its charter, to periodically review the approach to executive compensation and make changes as competitive conditions and other circumstances warrant and will seek to ensure the Company's compensation philosophy is consistent with the Company's best interests and is properly implemented.

COMPENSATION PHILOSOPHY AND REVIEW

     In July 2000, the Company completed the initial public offering of its common stock and became a reporting company at that time. To date, the compensation of the executive officers has reflected a private "start-up" company model with the salary component at lower levels and the stock component at higher levels than would otherwise be applicable in an established company environment.

     The Compensation Committee believes that compensation of the Company's executive officers should (a) encourage creation of stockholder value and achievement of certain corporate objectives, (b) integrate compensation with the Company's annual and long-term corporate objectives and strategy, and focus executive behavior on the fulfillment of those objectives, (c) provide a competitive total compensation package that enables the Company to attract and retain, on a long-term basis, high caliber personnel and (d) align the interests of executive officers with the long-term interests of stockholders. As the Company continues to grow and develop, the Company and the Compensation Committee will work to shift compensation arrangements to mirror those of other publicly traded companies in similar sectors and to reflect the size and value of the Company.

     To meet these objectives, executive compensation is comprised of three elements (i) base salary, (ii) variable bonus awards payable in cash and (iii) long-term stock-based incentive awards. The Company's policy is generally to qualify and structure such compensation arrangements so as to qualify for deductibility under Section 162(m) of the Internal Revenue Code. However, the Company reserves the discretion to pay compensation to its executive officers that may not be deductible.

     The summary below describes in more detail the factors which the Board considers in establishing each of the three primary components of the compensation package provided to the executive officers.

KEY ELEMENTS OF EXECUTIVE COMPENSATION

     The Compensation Committee determined the base salaries and bonuses of the executive officers for fiscal 2001. The Company provides its executive officers with a compensation package consisting of base salary, cash bonus awards and participation in benefit plans generally available to other employees.

     Base Salary. The Compensation Committee reviews salaries recommended by the Chief Executive Officer for executive officers other than the Chief Executive Officer. The Compensation Committee set the salary and bonus potential of each executive officer on a case by case basis. Final decisions on base salary adjustments of executive officers other than the Chief Executive Officer are made with the Chief Executive Officer's involvement. In determining the appropriate salary levels for the executive officers, the Compensation Committee considers, among other factors, each executive officer's relative position, scope of responsibility and historical and expected contributions to the Company.

     Cash Bonus Awards. The cash bonus awards vary for each of the executive officers. The bonus award depends on the extent to which business and individual performance objectives are achieved. The Company's objectives consist of operating, strategic and financial goals that are considered to be critical to its fundamental long-term goal of building stockholder value. The Compensation Committee has determined not to make available cash bonus awards to the Company's executive officers with the exception of Mr. Reinus who received a bonus based on the achievement of his sales performance objectives.

     Stock-based Incentive Awards. Grants of stock options to executive officers are based upon each executive officer's relative position, scope of responsibility, historical and expected contributions to the Company, and the executive officer's existing stock ownership and previous option grants. The Committee strives to align the interests of the Company's executive officers with the long-term interests of stockholders through stock option grants such that grants of stock options should relate the performance of the executive to the market perception of the performance of the Company.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The Compensation Committee meets without the presence of the Chief Executive Officer to evaluate his performance and uses the same procedures described above in setting his annual compensation package. For fiscal year 2000, the Compensation Committee decided to keep Mr. Iyar's salary at $180,000, the amount set forth in his original employment agreement with the Company. The Compensation Committee considered Mr. Iyar's many accomplishments in helping to grow the Company, increase the Company's senior management team as the Company's business expanded in scope and grew in size, as well as Mr. Iyar's expected contributions to the Company in the future. On April 11, 2000, Mr. Iyar received an option to purchase 150,000 share of the Company's Common Stock at an exercise price of $11.00 per share. The option was immediately exercisable, subject to a right repurchase held by the Company, which has lapsed as to 37,500 shares, and lapses as to the remaining shares over a 36 month period. Mr. Iyar did not receive a bonus in 2000.

                                          Submitted by the Compensation
                                          Committee of the Company's Board of
                                          Directors

                                          Somshankar Das
                                          Scott Sandell

                         STOCK PRICE PERFORMANCE GRAPH

     The following graph illustrates a comparison of the cumulative total stockholder return (change in stock price plus reinvested dividends) of the Company's Common Stock with the Nasdaq Composite Index and a peer group chosen by the Company (the "Peer Group"), assuming an investment of $100 in each on July 28, 2000 (the date of the Company's initial public offering). No cash dividends have been declared or paid on the Company's Common Stock. The Company's Common Stock has been traded on the Nasdaq National Market from July 28, 2000. The Peer Group is comprised of the following two companies: Centra Software, Inc. and Evoke Communications, Inc. The comparisons in the table are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of the Company's Common Stock.

             COMPARISON OF FIVE MONTH CUMULATIVE TOTAL RETURN AMONG
                          WEBEX COMMUNICATIONS, INC.,
                         THE NASDAQ COMPOSITE INDEX AND
                                PEER GROUP INDEX

                              [PERFORMANCE GRAPH]

--------------------------------------------------------------------------------
                       7/28/00   8/28/00   9/28/00  10/30/00  11/28/00  12/28/00
--------------------------------------------------------------------------------
 WebEx Comunications
  Inc.                  $100       250       266       318       164       138
 Nasdaq Composite
  Index                 $100       111       103        89        75        70
 Peer Group             $100        99        78        60        44        29
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                       Jul-00    Aug-00    Sep-00    Oct-00    Nov-00    Dec-00
--------------------------------------------------------------------------------
 WebEx Comunications
  Inc.                  $100       250       266       318       164       138
 Nasdaq Compsite
  Index                 $100       111       103        89        75        70
 Peer Group             $100        99        78        60        44        29
--------------------------------------------------------------------------------

            REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The audit committee of the Company's Board of Directors (the "Audit Committee") consists of three non-employee directors, Somshankar Das, Scott Sandell and David Ure, each of whom has been determined to be independent as defined by the Nasdaq Marketplace Rules. The Audit Committee operates under a written charter adopted by the Board of Directors, attached to this Proxy Statement as Appendix A. Among its other functions, the Audit Committee recommends to the Board of Directors, subject to stockholder ratification, the selection of the Company's independent accountants.

     In performing its functions, the Audit Committee acts only in an oversight capacity and necessarily relies on the work and assurances of the Company's management and of the independent accountants. Management is responsible for the Company's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted accounting principles and to issue a report thereon.

     In this context the Audit Committee has met and held discussions with management and the independent accountants regarding the Company's audited financial statements as of and for the year ended December 31, 2000. In its discussions, management represented to the Audit Committee that the Company's financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee also discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61.

     In addition, the Company's independent accountants provided to the Audit Committee the written disclosure required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees." The Committee discussed with the independent accountants that firm's independence and considered whether the non-audit services provided by the independent accountants are compatible with maintaining its independence.

     Based on the Audit Committee's discussion with management and the independent accountants, and the Audit Committee's review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 filed with the Securities and Exchange Commission.

                                          Submitted by the Audit Committee of
                                          the Company's Board of Directors

                                          Somshankar Das
                                          Scott Sandell
                                          David Ure

                                   PROPOSAL 2

                      RATIFICATION OF INDEPENDENT AUDITORS

     Upon the recommendation of the Audit Committee, the Board of Directors has appointed the firm of KPMG LLP as the Company's independent auditors for the fiscal year ending December 31, 2001, subject to ratification by the stockholders. KPMG LLP has audited the Company's financial statements since March 2000. Representatives of KPMG LLP are expected to be present at the Company's Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

AUDIT AND NON-AUDIT FEES

     Audit Fees. The aggregate fees billed by KPMG LLP for professional services rendered for the audit of the Company's annual financial statements for fiscal year 2000 and the reviews of the financial statements included in the Company's Forms 10-Q and Form 10-K was $339,000. Less than 50% of the hours expended on the engagement to audit the Company's financial statements for fiscal year 2000 were attributed to work performed by persons other than KPMG LLP's full-time, permanent employees.

     Financial Information Systems Design and Implementation Fees. No fees were billed for professional services rendered for information technology services related to financial information systems design and implementation by KPMG LLP for fiscal year 2000.

     All Other Fees. The aggregate fees billed for services rendered by KPMG LLP other than for the services described above, including tax consulting, permitted internal audit outsourcing and other non-audit services, for fiscal year 2000 was $298,175.

     Upon consideration, the Audit Committee determined that the provision of the services other than the audit services is compatible with maintaining KPMG LLP's independence.

REQUIRED VOTE

     Ratification will require the affirmative vote of a majority of the shares present and voting at the meeting in person or by proxy. In the event ratification is not provided, the Board of Directors will review its future selection of the Company's independent auditors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF KPMG LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

               STOCKHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING

     Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 2002 Annual Meeting must be received by the Secretary of the Company no later than December 17, 2001 in order that they may be included in the Company's proxy statement and form of proxy relating to that meeting.

     A stockholder proposal not included in the Company's proxy statement for the 2002 Annual Meeting will be ineligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to the Secretary of the Company at the principal executive offices of the Company and otherwise complies with the provisions of the Company's Bylaws. To be timely, the Company's Bylaws provide that the Company must have received the stockholder's notice not less than 50 days nor more than 75 days prior to the scheduled date of such meeting. However, if notice or prior public disclosure of the date of the annual meeting is given or made to stockholders less than 65 days prior to the meeting date, the Company must receive the stockholder's notice by the earlier of (i) the close of business on the 15th day after the earlier of the day the Company mailed notice of the annual meeting date or provided such public disclosure of the meeting date and (ii) two days prior to the scheduled date of the annual meeting.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under the securities laws of the United States, the Company's directors, executive officers and any persons holding more than 10% of the Company's Common Stock are required to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and the Company is required to identify in this Proxy Statement those persons who failed to timely file these reports. Based solely on a review of Forms 3, 4 and 5 and any amendments thereto furnished to the Company pursuant to Rule 16a-3(e) of the Securities Exchange Act of 1934, as amended, for 2000, the Company believes that all of the Section 16 filing requirements were satisfied for 2000.

                                 OTHER MATTERS

     The Company knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

     Whether you intend to be present at the Annual Meeting or not, we urge you to return your signed proxy promptly.

                                          By order of the Board of Directors.

                                          /s/ Subrah S. Iyar
                                          Subrah S. Iyar
                                          Chairman and Chief Executive Officer

April 17, 2001

                                                                      APPENDIX A

                           WEBEX COMMUNICATIONS, INC.
                            AUDIT COMMITTEE CHARTER

     The Audit Committee shall be appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities relating to the Company's
(1) financial statements and auditing, accounting and related reporting processes and (2) systems of internal controls regarding finance, accounting, legal compliance and ethics established by management and the Board.

COMPOSITION

     The Audit Committee shall consist of at least three members of the Board, each of whom shall meet the independence and experience requirements of applicable laws, regulations, and stock market rules. The members of the Audit Committee shall be appointed by the Board at the annual organizational meeting of the Board, to serve until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

RESPONSIBILITIES

     The Audit Committee shall:

  Documents/Reports Review

     - Review the annual audited financial statements with management and the independent auditors, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements, and recommend that the audited financial statements be included in the Company's Annual Report on Form 10-K.

     - Review with management and the independent auditors the Company's quarterly financial statements.

     - Review with management and the independent auditors the significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements and discuss any other matters communicated to the Committee by the independent auditors.

     - Prepare the report of the Audit Committee required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

  Accounting and Financial Controls Framework

     - Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditors.

     - Review with the independent auditors any management letter provided by the independent auditors and the Company's responses to that letter. Such review should include:

       - Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

       - Any changes required in the planned scope of the audit.

       - The financial reporting department responsibilities and staffing.

  Independent Auditors

     - Recommend to the Board the appointment of the independent auditors, which firm is ultimately accountable to the Audit Committee and the Board.

     - Approve the fees to be paid to the independent auditors.

     - Receive disclosures from the independent auditors regarding the auditors' independence required by Independence Standards Board Standard No. 1, discuss such reports with the independent auditors, and, if so determined by the Audit Committee, recommend that the Board take appropriate action to satisfy itself of the independence of the auditors.

     - Evaluate together with the Board the performance of the independent auditors and, if so determined by the Audit Committee, recommend that the Board replace the independent auditors.

     - Meet with the independent auditors prior to the audit to review the planning and staffing of the audit.

     - Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

GENERAL AUTHORITY AND RESPONSIBILITIES

     The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditors or to assure compliance with laws and regulations.

     The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board.

PROXY                      WEBEX COMMUNICATIONS, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby authorizes SUBRAH IYAR or DAVID FARRINGTON, as Proxies with full power in each to act without the other and with the power of substitution in each, to represent and to vote all the shares of stock the undersigned is entitled to vote at the Annual Meeting of Stockholders of WebEx Communications, Inc. (the "Company") to be held at the Company's offices at 307 West Tasman Drive, San Jose, California on May 15, 2001 at 6:00 p.m., or at any postponement or adjournment thereof, and instructs said Proxies to vote as follows:

Shares represented by this proxy will be voted as directed by the stockholder. IF NO SUCH DIRECTIONS ARE INDICATED, THE PROXIES WILL HAVE THE AUTHORITY TO VOTE FOR THE ELECTION OF DIRECTORS, FOR PROPOSAL 2, AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

[X] Please mark votes as in this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF DIRECTORS AND FOR PROPOSAL 2.

1. Proposal to elect Somshankar Das and David Ure as directors of the Company to serve until the 2004 Annual Meeting of Stockholders or until their successors are duly elected and qualified.

      FOR all nominees [ ]                     [ ] Withheld from all nominees

Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below:

   [ ]  _____________________________________

For all nominees except as noted above

2. Proposal to confirm the appointment of KPMG LLP as the Company's Independent Auditors.

                   FOR [ ]        AGAINST [ ]        ABSTAIN [ ]

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

 SEE REVERSE                                                                SEE REVERSE
    SIDE               CONTINUED AND TO BE SIGNED ON REVERSE SIDE               SIDE

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted "FOR" the election of directors and "FOR" Proposal 2.

[ ]  Mark here for address change and note below.

                                                  Date:
                                                  ------------------------------

                                                  ------------------------------
                                                            Signature

                                                  Date:
                                                  ------------------------------
                                                  ------------------------------
                                                            Signature

                                                  Please sign where indicated
                                                  below. When shares are held by
                                                  joint tenants, both should
                                                  sign. When signing as
                                                  attorney, executor,
                                                  administrator, trustee or
                                                  guardian, please give full
                                                  title as such. If a
                                                  corporation, please sign in
                                                  full corporate name by an
                                                  authorized officer. If a
                                                  partnership, please sign in
                                                  full partnership name by an
                                                  authorized person.

                                                  PLEASE MARK, SIGN, DATE AND
                                                  RETURN THE PROXY PROMPTLY
                                                  USING THE ENCLOSED ENVELOPE.